Exhibit 15.1

June 10, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 23, 2015 on our review of interim financial information of Alcoa Inc. and its subsidiaries (the “Company”) for the three-month periods ended March 31, 2015 and 2014 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2015 is incorporated by reference in its Amendment No. 2 to the Registration Statement on Form S-4 dated June 10, 2015.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania